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                            EMPLOYMENT AGREEMENT THIS

     EMPLOYMENT AGREEMENT (this "Agreement") made as of January 1, 1997,between Palomar Medical Technologies, Inc., a Delaware corporation (the"Company"), and Steven Georgiev, an individual (the "Executive"),

                       W I T N E S S E T H   T H A T:

     WHEREAS,   the   Company   desires  to  employ   Executive   as  its  Chief
ExecutiveOfficer for the period and upon and subject to the terms herein provided; and

     WHEREAS, the Company desires to be assured that Executive will notcompete with the Company for the period and within the geographical areashereinafter specified; and

     WHEREAS, Executive is willing to agree to be employed by the Company forthe period and upon and subject to the terms herein provided; and

     WHEREAS,   Executive  does  not  desire  to  work  for  the  Company  in  a positionlower than that of Chief Executive Officer and is willing to agree not to compete with the Company;

     NOW,   THEREFORE,   in   consideration   of  the   premises,   the  parties
heretocovenant and agree as follows:

     Section 1. Term of Employment; Compensation. The Company agrees toemploy Executive from the date hereof until December 31, 1999 (the "Term") asits Chief Executive Officer, with the responsibilities normally associated withsuch position (the "Executive Position"). The Company will pay Executive for hisservices during the term of his employment hereunder at an annual rate of ThreeHundred Fifty Thousand Dollars ($350,000), subject to a 10% increase per year,payable in arrears, in equal installments, in accordance with standard Companypractice, but in any event not less often than monthly, subject only to suchpayroll and withholding deductions as are required by law.

     Section 2. Office and Duties. Executive shall have the usual duties,responsibilities and authority (the "Executive's Authority") of a
ChiefExecutive Officer, and shall report to the Board of Directors of the Company,and shall perform such specific other tasks, consistent with his position as Chief Executive Officer, as may from time to time be assigned to him by theBoard of Directors. Executive shall devote substantially all of his businesstime, labor, skill, undivided attention and best ability to the performance ofhis duties hereunder. Executive may not, without Executive's consent, berequired to perform Executive's duties at any location that is more than fifty(50) miles from the Company's principal office in Beverly, Massachusetts, exceptthat Executive agrees that he will travel to whatever extent is reasonablynecessary in the conduct of the Company's business.

     Section 3. Expenses. Executive shall be entitled to reimbursement forexpenses incurred by him in connection with the performance of his dutieshereunder upon receipt of vouchers therefor in accordance with such proceduresas the Company has heretofore or may hereafter establish.

     Section 4. Vacation During Employment. Executive shall be entitled tosuch reasonable vacations as may be allowed by the Company in accordance withgeneral practices to be established, but in any event not less than four (4) weeks during each twelve (12) month period.
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     Section  5.   Additional   Benefits.   The  Company  shall  make  available
toExecutive  at  least  those   perquisites   presently  granted  to  Executive.
Nothingherein   contained  shall  preclude  Executive,   to  the  extent  he  is
otherwiseeligible,  from  participation in all group insurance programs or other
fringebenefit   plans  which  the  Company  may   hereafter   in  its  sole  and
absolutediscretion make available generally to its employees, but the Company shall notbe required to establish or maintain any such program or plan.

     Section 6. Termination by the Company. The Company shall have the rightto terminate Executive's employment at any time for "Cause". For purposes ofthis Agreement, "Cause" shall mean (a) termination by action of a majority ofthe members of the Company's Board of Directors, acting on the written opinionof counsel, because of Executive's willful and continued refusal, without propercause, to perform substantially Executive's duties under this Agreement; or (b)the conviction of Executive of a felony or an act of fraud or embezzlementagainst the Company or any of its divisions, subsidiaries of affiliates (whichthrough lapse of time or otherwise is not subject to appeal). Such terminationshall be effected by written notice thereof, personally hand delivered by theCompany to Executive, and, except as hereinafter provided, shall be effective asof the thirtieth (30th) calendar day after such notice; provided, however, thatif within such thirty (30) calendar day period Executive shall cease Executive'srefusal and shall use Executive's best efforts to perform such obligations, thetermination shall not be effective.

     Section 7. Termination by Death. In the event Executive dies during theTerm, Executive's employment shall terminate (effective on the date ofExecutive's death) and the provisions of Section 10 shall be applicable.

     Section 8. Termination by Disability. In the event that Executivesuffers a disability which prevents Executive from substantially performing Executive's duties under this Agreement for a period of at least one hundred eighty (180) consecutive or nonconsecutive calendar days within any threehundred sixty-five
(365) calendar day period, the Company shall have the right,after such one hundred eighty (180) calendar day period has elapsed, toterminate Executive's employment hereunder upon thirty (30) calendar dayswritten notice to Executive and the provisions of Section 10 shall beapplicable.

     Section 9. Termination by Executive. Notwithstanding any otherprovisions of this Agreement, Executive may terminate Executive's employmenteither (i) in the event of a "Change in Control" or (ii) by written noticeserved upon the Company within thirty (30) calendar days after Executive hasknowledge of an event constituting "Good Reason."

     For  purposes  of this  Agreement,  the  term  "Change  in  Control"  shall meaneither (i) that, after the date hereof, any person (an "Acquiring Person"),together with its affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or any successor rule thereto) shall become the beneficial owner (as defined in Rule 13d-3 under the Securities and ExchangeAct), including by merger or otherwise, of more than fifty percent (50%) of the total voting power of all classes of voting stock of the Company or (ii) thatone or more Acquiring Persons has succeeded as the result of or in response toactual or threatened election contests, whether by settlement or otherwise, inhaving elected to the Board of Directors of the Company, whether at one time oron a cumulative basis, a sufficient number of its nominees to constitute
(x)more than thirty percent (30%) of the members of the Company's Board ofDirectors, rounded down to the nearest whole number, if the number of directorson the Company's Board is eight or less, or (y) more than forty percent (40%) ofthe members of the Company's Board, rounded down to the nearest whole number, ifthe number of directors on the Company's Board is nine or more.

     For purposes of this Agreement,  the term "Good Reason" shall mean:


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          (i) any action by the Company  which  results in a  diminution  in the
     Executive Position or in the Executive's Authority;

          (ii) any failure by the Company to timely pay the amounts or provide the benefits described in this Agreement, other than an isolated failure not occurring in bad faith and which is remedied promptly after receipt of written notice thereof given by Executive; or

          (iii) a material breach by the Company of any of the provisions of this Agreement which failure or breach shall have continued for thirty (30) days after written notice from Executive to the Company specifying the nature of such failure or breach; or

          (iv) any action by the Company  that would  result in a  violation  of
     Section 2.


     Section 10. Effect of Termination. (a) For Cause; Without Good Reasonand No Change in Control; and Death. In the event of termination of thisAgreement (i) by the Company for Cause, (ii) by the Executive without GoodReason or with no Change in Control or (iii) by reason of the death of theExecutive, the Company shall pay Executive (or Executive's beneficiary in theevent of the Executive's death) any base salary or other compensation earned(and a pro rata portion of the bonus payable with respect to the year in which termination occurred) but not paid to Executive prior to the effective date of such termination and, in the case of termination by reason of death, the Company shall pay Executive's beneficiary (i) the base salary that Executive would have earned for a period of twelve (12) months following his death, plus (ii) a prorata portion of any bonuses or other incentive compensation that Executive would have earned if he had been employed for the full fiscal year in which he died payable at the time of payment of similar bonuses made to other Executives ofthe Company, plus (iii) any death benefits that Executive is entitled to underthe Company's policies in effect on Executive's date of death.

     (b) Without Cause; For Good Reason. In the event of (i) termination ofthis Agreement by the Company other than for Cause, or (ii) termination of thisAgreement by Executive for Good Reason, in either case, other than within oneyear of a Change in Control, the Company shall pay Executive, in a lump sumwithin thirty (30) days after termination under this Section 10(b), the sum of(A) the amount described in Section 10(a) of this Agreement (other than thepayments to be paid in case of termination by death), and (B) the amount equalto four times (4x) the Executive's annual base salary in effect at the time oftermination under this Section 10(b), and the Company shall continue during theTerm all of the benefits and perquisites set forth in Section 5, notwithstandingthe fact that Executive may no longer be an employee eligible to participate inone or more of the employee benefit plans maintained by the Company.

     (c) Change in Control (other than an Approved Change in Control). In theevent of termination of this Agreement by the Company or Executive within one(1) year after a Change in Control (other than an Approved Change in Control),the Company shall pay Executive, in a lump sum payment within thirty
(30) daysafter termination under this Section 10(c), the sum of (A) the amount describedin Section 10(a) of this Agreement (other than the payments to be made in caseof termination by death), and (B) the amount equal to eight (8x) times Executive's Annual Compensation, and the Company shall continue during the Termall of the benefits and perquisites set forth in Section 5, notwithstanding thefact that Executive may no longer be an employee eligible to participate in oneor more of the employee benefit plans maintained by the Company.

     For purposes of this Agreement, the term "Approved Change in Control" shall mean a Change of Control that has occurred with the prior approval of a majority of the Continuing
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                                      285

Directors and the term "Continuing Director" shall mean any member of the Board of Directors of the Company who is not an Acquiring Person or a nominee or representative of an Acquiring Person or of any affiliate or associate of an Acquiring Person and any successor to a Continuing Director who was recommended for election or elected to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Company.

        For purposes of this Section 10(c) of this Agreement the term "Executive's Annual Compensation" shall mean (i) the sum of (A) the Executive's base salary set forth in Section 1 and (B) any bonus compensation to which Executive would have been entitled if Executive continued to be employed under this Agreement to the end of 1996, provided that if the Executive's base salary or bonuses compensation is increased after 1996 the term shall mean the higher of the Executive annual salary immediately prior to such change or the sum of
(a) the base salary in effect at the time of termination and (b) any bonus compensation to which Executive would have been entitled if Executive had continued to be employed under this Agreement to the end of the Company's fiscal year in which his employment terminated.

        (d) With Good Reason following an Approved Change in Control. In the event of termination of this Agreement by Executive with Good Reason within one
(1) year after an Approved Change in Control, the Company shall pay Executive, in a lump sum payment within thirty (30) days after termination under this
Section 10(c), the sum of (A) the amount described in Section 10(a) of this Agreement (other than the payments to be made in case of termination by death),
(B) the amount equal to eight (8x) times the sum of (i) Executive's annual base salary in effect at the time of termination, and (ii) any bonus compensation to which Executive would have been entitled if Executive had remained as an employee under this Agreement to the end of the Company's fiscal year in which his employment terminated, and the Company shall continue during the Term all of the benefits and perquisites set forth in Section 5, notwithstanding the fact that Executive may no longer be an employee eligible to participate in one or more of the employee benefit plans maintained by the Company.

        (e) Disability. In the event of termination of this Agreement by reason of disability, the Company shall continue to pay Executive's base salary at the time of such termination for the remainder of the Term, reduced by the maximum amount of salary which may be insured under the Company's Long Term Disability Plan at the time of disability.

        Section 11. Excise Taxes. In the event that Executive shall have imposed upon him the tax which is imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or by any successor provision, by reason of any payment or benefit which Executive has received under this Agreement, the Company shall pay as additional compensation to Executive an amount equal to the amount of the tax imposed by Code Section 4999 (the "Special Tax Payment") as a result of the receipt of such payment, or benefit; provided that the Special Tax Payment shall not be increased to account for excise or other tax imposed as a result of the making of the Special Tax Payment.

        Section 12. Acceleration and Expiration of Options. Any options or warrants to purchase capital stock of the Company (collectively, the "Options") granted by the Company to Executive that have not yet become exercisable shall become exercisable upon the earliest to occur of (a) the termination of Executive's employment as a result of Executive's death or disability; (b) the termination by Executive with Good Reason; or (c) the termination by Executive after a Change in Control (other than an Approved Change in Control). Notwithstanding the foregoing, all Options, whether currently exercisable or not, shall expire and cease to be exercisable as follows:

        (a)  if  the  Company  terminates   Executive's  employment  for  Cause,
immediately upon the effective date of such termination;


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        (b) if  Executive  terminates  Executive's  employment  with the Company other than for Good Reason, a Change in Control, death, or disability, immediately upon the effective date of such termination;

        (c) if Executive terminates Executive's employment with the Company with Good Reason or after a Change in Control (other than an Approved Change in Control), ninety (90) days after the effective date of such termination (but in no event later than the date the Term would expire without giving effect to any automatic renewal.

        (d) if Executive dies while employed by the Company, six (6) calendar months after Executive's death (but in no event later than the date the Term would expire without giving effect to any automatic renewal); and

        (e) if Executive's employment is terminated as a result of disability, six (6) calendar months after the effective date of such termination (but in no event later than the date the Term would expire without giving effect to any automatic renewal.

        Section 13. No Mitigation; No Offset. Executive shall be under no obligation to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.

        Section 14. Disclosure and Assignment of Intellectual Property.

        (a) Executive agrees that the Company, and its successors and assigns shall own all right, title and interest throughout the world in and to all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, copyrights and applications therefor, trade secrets, drawings, plans, systems, methods, specifications, and all other manufacturing, engineering, technical, research and development data and know-how (herein sometimes "Intellectual Property") made, conceived, developed and/or acquired by him solely or jointly with others during the period of his employment with the Company or within one year thereafter, which relate to the manufacture, production or processing of any products developed or sold by the Company during the term of this Agreement or which are within the scope of or usable in connection with the Company's business as it may, from time to time, hereafter be conducted or proposed to be conducted, whether or not made during my regular working hours and whether or not made on the Company's premises.

        (b) Executive agrees that any such Intellectual Property shall constitute a work made for hire under the copyright laws of the United States and, to the extent any such Intellectual Property shall be determined not to be a work made for hire, Executive hereby assigns, and, to the extent any such assignment cannot be made at the present time, Executive hereby agrees to assign, to the Company all of my right, title and interest throughout the world, including, without limitation, copyright, patent and trade secret rights, in and to the Intellectual Property, together with Executive's right to file for and/or own wholly without restriction United States and foreign patents, trademarks and copyrights with respect thereto. Executive specifically agrees and acknowledges that the foregoing assignment covers all results, outputs and products of his work for the Company prior to the date hereof, whether as an employee or as a consultant, and all related copyrights, patents and other proprietary rights, and that all such results, outputs and products shall be Intellectual Property hereunder and the sole property of the Company hereafter.


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        (c)  Executive  agrees to execute all  appropriate  patent  applications securing all United States and foreign patents on all Intellectual Property, and to do, execute and deliver any and all acts and instruments that may be necessary or proper to vest all Intellectual Property in the Company or its nominee or designee and to enable the Company, or its nominee or designee, to obtain all such patents; and Executive agrees to render to the Company, or its nominee or designee, all such assistance as it may require in the prosecution of all such patent applications and applications for the re-issue of such patents, and in the prosecution or defense of all interferences which may be declared involving any of said patent applications or patents, but the expense of all such assignments and patent applications, or all other proceedings referred to herein above, shall be borne by the Company. Executive shall be entitled to fair and reasonable compensation for any such assistance requested by the Company or its nominee or designee and furnished by him after the termination of his employment. Executive shall make and maintain adequate and current written
records  of  all  Intellectual   Property,  and  Executive  shall  disclose  all
Intellectual Property promptly, fully and in writing to the Company immediately upon development of the same and at any time upon request.

        Section 15. Confidentiality. Executive shall not, either during the period of his employment with the Company or thereafter, reveal or disclose to any person outside the Company or use for his own benefit, without the Company's specific written authorization, whether by private communication or by public address or publication or otherwise, any Confidential Information, as hereinafter defined. The term "Confidential Information" as used throughout this Agreement shall mean all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee of the Company or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the Company), which in any way relates to the present or future business of the Company, which is maintained in confidence by the Company, or which might permit the Company or its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information. All originals and copies of any of the foregoing, relating to the business of the Company, however and whenever produced, shall be the sole property of the Company, not to be removed from the premises or custody of the Company without in each instance first obtaining written consent or authorization of the Company. Upon the termination of Executive's employment in any manner or for any reason, Executive shall promptly surrender to the Company all copies of any of the foregoing, together with any other documents, materials, data, information and equipment belonging to or relating to the Company's business and in his possession, custody or control, and Executive shall not thereafter retain or deliver to any other person, any of the foregoing or any summary or memorandum thereof.

        Section 16. Restriction. The Company has invested and may in the future be required to invest substantial sums of money, directly or indirectly, to continue and expand the business heretofore conducted by it and in connection therewith, and as Executive recognizes that the Company would be substantially injured by Executive disclosing to others, or by Executive using for his own benefit, any Intellectual Property or any of the other types of information referred to in Section 15 as Confidential Information, Executive agrees that during the period of his employment hereunder and for a period ending twenty-four (24) months after the term of this Agreement:

        (a) Neither he nor any member of his family will be interested, directly or indirectly, as an investor in any other business or enterprise similar to that of the Company or in competition with the Company (except as an investor in securities listed on a national securities exchange or actively traded over the counter; and

        (b) He will not, directly or indirectly, for his own account or as employee,
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officer,  director,  partner,  joint  venturer or  otherwise,  engage within the
United States or Canada, in any phase of the business of manufacturing, distributing or selling of lasers for use in medical or cosmetic procedures.

        (c) Executive shall not solicit, induce, attempt to hire, or hire any employee of the Company (or any other person who may have been employed by the Company during the term of his employment with the Company), or assist in such hiring by any other person or business entity or encourage any such employee to terminate his or her employment with the Company.

        Executive and the Company are of the belief that the period of time, the geographic area and the range of activities limited by this Section 16 are reasonable, in view of the nature of the business in which the Company is engaged and proposes to engage, the state of its product development and Executive's knowledge of this business. However, if such period, or range of activities area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months, such area shall be reduced by elimination of such portion of such area, and/or such range of activities shall be reduced by elimination of such activities, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as is adjudged to be reasonable.

        Section 17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or three (3) days after mailing if mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to Executive, at the address set forth below his name on the signature page hereof, or to such other person(s) or address(es) as Executive shall have furnished to the Company in writing; and (b) if to the Company, at 66 Cherry Hill Drive, Beverly, MA 01915, Attn: Mr. Joseph Caruso, with a copy to Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts 02109, Attn: David A. Broadwin, Esq. or to such other person(s) or address(es) as the Company shall have furnished to Executive in writing.

        Section 18. Assignability. In the event that the Company shall be merged with, or consolidated into, any other corporation, or in the event that it shall sell and transfer substantially all of its assets to another corporation, the terms of this Agreement shall inure to the benefit of, and be assumed by, the corporation resulting from such merger or consolidation, or to which the Company's assets shall be sold and transferred. This Agreement shall not be assignable by Executive, but it shall be binding upon, and shall inure to the benefit of, his heirs, executors, administrators and legal representatives.

        Section 19. Entire Agreement. This Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and there have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

        Section 20. Expenses. Each party shall pay its own expenses incident to the performance or enforcement of this Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Agreement, except as otherwise herein specifically provided.

        Section 21. Equitable Relief. Executive recognizes and agrees that the Company's remedy at law for any breach of the provisions of Sections 14, 15 or 16 hereof would be inadequate, and he agrees that for breach of such provisions, the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by law. Should Executive engage in any activities prohibited


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by
this Agreement, he agrees to pay over to the Company all compensation, remunerations or moneys or property of any sort received in connection with such activities; such payment shall not impair any rights or remedies of the Company or obligations or liabilities of Executive which such parties may have under this Agreement or applicable law.

        Section 22. Waivers and Further Agreements. Any waiver of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

        Section 23. Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

        Section 24. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     Section 25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to producemore than one of such counterparts.

     Section 26. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 27. General Provisions. (a) Executive further agrees that his obligations under Sections 14, 15 and 16 of this Agreement shall be binding upon him irrespective of the duration of his employment by the Company, the reasons for any cessation of his employment by the Company, or the amount of his compensation and shall survive the termination of this Agreement (whether such termination is by the Company, by Executive, upon expiration of this Agreement or otherwise). (b) Executive represents and warrants to the Company that he is not now under


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any obligations to any person,  firm or  corporation,  and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants or his duties in his said employment.

     Section 28. Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

     Section 29. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.


     IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.


                                          PALOMAR  MEDICAL TECHNOLOGIES,  INC.


                                          By:           /s/
                                              -------------------------------
                                              Name:  Michael Smotrich
                                              Title:  President

     BY PLACING MY SIGNATURE HEREUNDER, I ACKNOWLEDGE THAT I HAVE READ ALLTHE PROVISIONS OF THIS AGREEMENT AND THAT I AGREE TO ALL OF ITS TERMS.

                                          EXECUTIVE:

                                                       /s/
                                          ---------------------------------
                                             Steven   Georgiev

                                          Notice Address:
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